                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 033-60809 and 333-61379 on Form S-3 and Registration Statement Nos. 033-61073, 033-61075 and 333-27967 on Form S-8 of Commercial Metals Company of our reports dated October 14, 1998, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1998.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
November 24, 1998